Joint Filer Information

Title of Security:           Common Stock

Issuer & Ticker Symbol:      Amicas, Inc. (f/k/a VitalWorks Inc.)  (AMCS)

Designated Filer:            Corsair Capital Management, L.L.C.

Other Joint Filers:          Corsair Long Short International, Ltd.
                             ("Corsair International"), Jay R. Petschek
                             ("Mr. Petschek") and Steven Major ("Mr. Major")

Addresses:                   The principal business address for each of
                             Mr. Petschek and Mr. Major is 350 Madison Avenue,
                             9th Floor, New York, New York 10017.

                             The principal business address
                             for Corsair International is c/o
                             M&C Corporate Services Limited,
                             P.O. Box 309, Ugland House, 113
                             South Church Street, George
                             Town, Grand Cayman, Cayman
                             Islands, British West Indies.


Signatures:


Dated:  June 30, 2005        CORSAIR LONG SHORT INTERNATIONAL, LTD.
                             By:  Corsair Capital Management, L.L.C., Director

                                     By: /s/ Steven Major
                                         ---------------------------------
                                             Steven Major, Managing Member



                             /s/ Jay R. Petschek
                             -------------------
                                 Jay R. Petschek


                             /s/ Steven Major
                             ----------------
                                 Steven Major